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                                  EXHIBIT 10-17
                                  -------------

                              EMPLOYMENT AGREEMENT
                              --------------------


         THIS AGREEMENT made by and between GENESEE CORPORATION, together with its subsidiaries ("Genesee"), and KARL D. SIMONSON ("Executive"), on the 25th day of January, 2000 (the "Effective Date").

                                R E C I T A L S :

         A. Genesee wishes to employ Executive.

         B. Executive wishes to accept employment with Genesee.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth below, the parties agree as follows:

            1. EMPLOYMENT. Genesee hereby agrees to employ Executive and Executive hereby agrees to be employed by Genesee upon the terms and conditions hereinafter set forth.

            2. DUTIES. Executive shall serve as the PRESIDENT OF ONTARIO FOODS. INC., and shall perform the duties for such position established by the by-laws of Genesee, the customary duties of such position and such other commensurate duties as may be assigned from time to time by, and shall report to the President of Genesee Corporation. Executive shall devote all of Executive's working time and attention and best efforts to the business of Genesee and shall perform Executive's duties in a diligent, effective and loyal manner.

            3. COMPENSATION. Executive shall be compensated for all services to be rendered pursuant to this Agreement, as follows:

               (a) During the Initial Term of this Agreement, Genesee shall pay Executive a base salary of no less than Executive's current annual salary (the "Base Salary"). The Base Salary shall be paid to Executive in accordance with the normal payroll practices of Genesee.

               (b) The President of Genesee in conjunction with Genesee's Management Continuity Committee ("MCC") shall review Executive's salary following expiration of the Initial Term, and may modify Executive's Base Salary in accordance with its established policies and procedures. Notwithstanding the foregoing, Executive's salary following the Initial Term shall not be set in an amount less than ninety percent (90%) of the Base Salary.

               (c) In addition to the Base Salary, Executive shall be eligible to receive an annual bonus (the "Annual Bonus") upon the achievement of certain goals as

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agreed upon in advance between Executive and Genesee for each fiscal year of Genesee up to a maximum of THIRTY-FIVE (35%) of his Base Salary. The MCC shall have sole and absolute discretion to determine whether an Annual Bonus will be awarded for any fiscal year. Up to fifty percent (50%) of any declared bonus may be paid in the form of Genesee stock, as determined by the MCC. Any Annual Bonus approved by the MCC shall be due and payable within ninety (90) days after the end of the Company's fiscal year for which such bonus was awarded.

               (d) LONG TERM INCENTIVE.

                   (i) In addition to the Base Salary and the Annual Bonus, Genesee hereby grants to the Executive the option to purchase from Genesee, subject to the terms and conditions of this Section 3(d) and Genesee's 1992 Stock Plan (the "Plan"), the number of shares of Genesee Class B common stock at the purchase price per share, all as approved by the MCC on January 24, 2000 (the "Options"), such options to be exercised as hereinafter provided:

                       (A) The aggregate number of Options that the Executive may exercise as of any date may not exceed the number of Options in which he is vested as of that date, reduced by the number of Options previously exercised by the Executive. In the event of any change in the outstanding shares of Genesee Class B common stock by reason of any stock dividend, split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the number of Options awarded to the Executive shall be equitably adjusted by the MCC to preserve the benefits of this Agreement to the Executive, as determined by the MCC.

                       (B) Any election by the Executive to exercise Options shall be made in writing, shall be signed by the Executive, shall specify the date as of which the exercise is to occur, shall be filed with the Secretary of Genesee prior to the date the exercise is to occur and shall be in such form, and shall contain such information, as the Secretary may reasonably require. The filing of the Executive's election to exercise the Options shall be deemed to have occurred on the date it is received by the Secretary of Genesee or, if sent to the Secretary by registered mail, postage pre-paid, return receipt request, the date on which it is sent.

                       (C) PAYMENT OF OPTION PRICE. At the time of any exercise, the purchase price of the shares as to which this option is being exercised shall be paid: (a) in cash or by check; (b) by delivery of shares of Genesee Common Stock registered in the name of the Executive, duly assigned to Genesee, and having a fair market value on the exercise date equal to the purchase price;
(c) by delivery of instructions to Genesee to withhold from the shares that would otherwise be issued on the exercise that number of whole shares having a fair market value equal to the purchase price; or (d) by a combination of the foregoing. Any shares delivered to Genesee in payment of the purchase price shall be deemed to have a value per share equal to the fair market value of the shares on the date the shares are delivered to Genesee.

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                   (ii) The Executive shall be vested in one quarter (1/4) of the Options as of the Effective Date. The Executive shall become vested in the remaining Options in accordance with the following vesting schedule:

                       (A) One quarter of the Options shall become vested when Genesee's Class B Common Stock trades at or above $30 per share for ten days during any period of thirty consecutive Trading Days (as defined below).

                       (B) One quarter of the Options shall become vested when Genesee's Class B Common Stock trades at or above $35 per share for ten days during any period of thirty consecutive Trading Days.

                       (C) The final quarter of the Options shall become vested when the Genesee's Class B Common Stock trades at or above $40 per share for ten days during any period of thirty consecutive Trading Days. A "Trading Day" is defined as any day on which at least one trade of Genesee's Class B Common Stock is reported on the NASDAQ National Market System.

Notwithstanding the foregoing, all of the remaining Options shall immediately vest and become exercisable upon a Sale of the Company or upon the circumstances provided in Sections 7(d) and (e).

                  (iii) As used herein, "Sale of the Company" shall mean that any of the following circumstances have occurred:

                       (A) Any "person" (as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of ninety percent (90%) or more of the outstanding common stock of Genesee excluding those shares owned or controlled by direct descendants of John L. Wehle, trusts established by Elizabeth R. Wehle and under the Wills of Louis A. Wehle and John L. Wehle and any trustees thereunder (collectively, the "Wehle Shares").

                       (B) Stockholders of Genesee approve and there is closed a
(1) tender offer, merger or consolidation of Genesee with any other "person" (defined above) in which any "person" acquires more than ninety percent (90%) of Genesee's outstanding common stock other than the Wehle Shares; or (2) sale or disposition by Genesee and it subsidiaries (other than Ontario Foods, Incorporated) of more than eighty-five percent (85%) of the fair market value of their assets and the net proceeds are distributed to creditors and stockholders.

                   (iv) Unless terminated earlier in accordance with the terms of this Agreement, the Options shall expire on September 1, 2008 (Expiration
Date).

                   (v) The Executive shall have no rights as a shareholder with respect to any shares for which he is granted an option until the date of issuance to the Executive of a stock certificate for such shares and no adjustment shall be made for

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any dividends or other rights the record date for which is prior to the date such stock certificate is issued.

                   (vi) The Executive may not elect to exercise any Options after the date occurring after the forty-fifth (45th) day following the last day of the Term. Any Options that have not been exercised as of 5:00 p.m. on such forty-fifth (45th) day shall be automatically forfeited and of no further force or effect as of and after such time. In cases of termination due to disability, Sale of the Company or termination without cause, Options under this provision may be exercised within 120 days of termination. In the case of death of the Executive, Options may be exercised by a representative of the Executive's estate within 120 days of death. An Executive who is discharged for cause shall have no right to exercise Options after termination.

                   (vii) The Executive may not sell, assign, pledge or transfer, other than by law of descent and distribution, any Options, and any Options and any rights under this Agreement shall not be subject to the claims of creditors of the Executive other than Genesee.

                   (viii) GENERAL RESTRICTIONS. Genesee shall not be required to deliver any certificate upon the exercise of any Options until it has been furnished with such opinion, representation or other document as it may reasonably deem necessary to insure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having jurisdiction over Genesee or the shares subject to such Options. The Options are also subject to the requirement that if at any time the Board of Directors of Genesee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the Options or the issue or purchase of shares hereunder, the Options shall not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of Genesee.

                   (ix) PLAN CONTROLS. The Executive hereby acknowledges receipt of a copy of the Plan or the availability of a copy of the Plan, and agrees to be bound by all of the terms and provisions thereof including any which may conflict with those contained in this Agreement.

                   (x) NON-INCENTIVE OPTIONS. Pursuant to the provisions of the Genesee Corporation 1992 Stock Plan, the stock options granted in this section are deemed to be non-incentive stock options.

            4. BENEFITS.

                       (a) Executive shall be provided with the following benefits:

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                  (i) Four (4) weeks of paid vacation per fiscal year, or such greater period as may be approved from time to time by Genesee. In the event that the full vacation is not taken in any year due to the work commitments of Executive, Executive may elect to either accumulate such vacation and carry it over to the following year or receive payment (at Executive's pro-rated Base Salary) for unused vacation days. Upon any termination or resignation of Executive, Executive will be entitled to be paid the value of any accrued or accumulated vacation time;

                  (ii) Paid holidays, personal days, sick time, health care coverage, life insurance and other benefits as customarily provided to other comparable employees of Genesee;

                  (iii) The Executive shall be entitled to participate in all non-stock or non-equity based employee benefit plans or arrangements made available to all of Genesee's senior management or key employees from time to time, subject to and on a basis consistent with the terms, conditions and overall administration of such plan or arrangement. Such plans and arrangements shall include, without limitation, all pension and retirement plans, supplemental pension and retirement plans, savings and profit sharing plans, life insurance policies, officers and directors policies, life insurance plans, medical and health insurance plans, disability plans, dental plans, health and accident plans or similar plans or arrangements. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary or any other obligation payable to the Executive pursuant to this Agreement. The Executive expressly acknowledges that he shall not be entitled to, and he shall not participate on a going forward basis in, Genesee's 1986 Incentive Bonus Plan, Genesee's Stock Bonus Program or Incentive Stock Option Plan or any other stock or equity based program adopted by Genesee or any subsidiary as of and after the date hereof. Benefits currently vested or otherwise available under the terms of the aforementioned plans will continue to be vested or available as the plans allow, including without limitation, the unissued balance of shares awarded on June 17, 1999, under the Stock Bonus Program.

                  (iv) Upon the submission of supporting documentation by the Executive, Genesee shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive in the course of and pursuant to the business of Genesee, including expenses for travel and entertainment.

                  (v) Executive shall be provided with, at Genesee's option, either: (a) the use of a Genesee-owned vehicle which value shall not exceed a retail price of $22,000 or (b) a car allowance in the amount of Four Hundred Fifty Dollars ($450.00) per month.

              (b) Executive's eligibility for any benefit provided herein shall be subject to Executive's compliance with the reasonable requests of any insurance company providing any of the benefits specified herein to Genesee's employees. Executive agrees to submit to any medical examination and to provide and complete any documentation

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(including medical records) required by any such insurance company. All benefits provided for hereunder are taxable to Executive to the extent required by applicable tax laws.

              5. TERM OF EMPLOYMENT. The Initial Term of Executive's employment pursuant to this Agreement shall be for two (2) years, commencing on the Effective Date. The Term of this Agreement shall automatically renew for successive periods of one (1) year each, unless one party shall give the other party notice to the contrary at least ninety (90) days prior to the expiration of the Initial Term or the then current term (the Initial Term, together with all such renewals being the "Term").

              6. TERMINATION.

                   (a) TERMINATION EVENTS. The Executive's employment under this Agreement may be terminated upon the occurrence of any of the following circumstances by the indicated party:

                       (i) DEATH. Automatically upon the Executive's death.

                       (ii) DISABILITY. By Genesee, if, as a result of the Executive's incapacity due to physical or mental illness ("Permanent Disability"), the Executive shall be unable to substantially perform Executive's duties under this Agreement for three (3) consecutive months as determined by a medical doctor retained by Genesee, and if within ninety (90) days after written Notice of Termination (defined below) is given (which notice may only be given after the end of such three (3) month period), the Executive shall not have returned to the performance of his duties under this Agreement.

                       (iii) FOR CAUSE. By Genesee, for Cause. For purposes of this Agreement, "Cause" shall mean (A) neglect, refusal or inability by the Executive to substantially perform his duties under this Agreement (other than any such failure resulting from the Executive's incapacity due to Permanent Disability), after a demand for substantial performance is delivered to the Executive by the President or the MCC stating the manner in which Genesee believes the Executive has not substantially performed his duties, and the Executive shall have failed to resume substantial performance of such duties within sixty (60) days of receiving such demand, (B) the engaging by the Executive in criminal conduct (including embezzlement and criminal fraud), (C) the commission by the Executive of a felony or a misdemeanor, (D) any misappropriation of funds or material damage to the property or businesses of Genesee or any of its affiliates by the Executive or (E) the material breach of
Section 8 of this Agreement by the Executive.

                       (iv) WITHOUT CAUSE. By Genesee without Cause upon written notice to the Executive of its election to do so.

                       (v) VOLUNTARY TERMINATION. By the Executive other than due to the Executive's death or Permanent Disability ("Voluntary Termination"), upon at least four (4) weeks notice.

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                       (vi) SALE OF THE COMPANY. By Genesee upon the Sale of the
Company, or upon the sale of Ontario Foods, Inc.

                    (b) NOTICE OF TERMINATION. Any termination of the Executive's employment by Genesee or by the Executive shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the provision in this Agreement relied upon to terminate the Term. The Executive may not give a Notice of Termination for Voluntary Termination more than thirty (30) days prior to the Date of Termination (defined below) stated therein.

                    (c) DATE OF TERMINATION. "Date of Termination" shall mean
(i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated for Permanent Disability, ninety (90) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties during such ninety (90) day period), (iii) if the Executive's employment is terminated by Genesee for Cause, without cause or upon Sale of the Company or sale of Ontario Foods, Inc., the date specified in the Notice of Termination after the expiration of any cure periods, if applicable, (iv) if the Executive's employment is terminated as a result of his Voluntary Termination, the date set forth in the Executive's Notice of Termination (but not beyond the then expiration date of the Term), and (v) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given after the expiration of any cure periods. Notwithstanding anything to the contrary in this Agreement, the Term shall expire upon the Date of Termination.

                 7. COMPENSATION UPON TERMINATION OR DURING DISABILITY.

                    (a) DEATH. If the Executive's employment shall be terminated by reason of his death, Genesee shall pay to such person as the Executive shall have designated in a notice filed with Genesee, or, if no such person shall have been designated, to his estate, (i) any unpaid amounts of his Base Salary or declared Annual Bonus and accrued vacation pay prior to the Date of Termination, and (ii) any payments the Executive's spouse, beneficiaries or estate may be entitled to receive pursuant to any pension or Executive benefit plan, life insurance policy or other plan, program or policy then maintained or provided by Genesee, or any other agreement between the Executive and Genesee. The payments and other benefits described in this Section 7(a) are hereinafter referred to as the "Termination Benefits".

                    (b) DISABILITY. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Executive shall continue to receive his full Base Salary until the Executive's employment is terminated pursuant to Section 6 hereof. The Executive shall continue to be paid in bi-monthly installments an amount equal to his Base Salary at the rate in effect at the time Notice of Termination is given until the later of twenty-seven (27) weeks after the Date of Termination or the expiration of the Term, less any disability payments otherwise payable by or pursuant to plans provided by Genesee. In addition, Genesee shall pay to the Executive the Termination Benefits.

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                    (c) FOR CAUSE. If the Executive's employment shall be
terminated by Genesee for Cause, Genesee shall pay the Executive the Termination Benefits.

                    (d) TERMINATION BY GENESEE WITHOUT CAUSE. If Genesee terminates the Executive's employment other than for Cause, upon Death or Permanent Disability, then all Options shall immediately vest and Genesee shall pay the Executive a lump sum payment equal to the annual base salary amount in effect on the date of termination less any disability payments he receives under the Genesee disability policy.

                    (e) TERMINATION BY GENESEE UPON SALE OF THE COMPANY. If Genesee terminates the Executive's employment as a result of the Sale of Genesee or of Ontario Foods, Inc., then all Options shall immediately vest and the Company shall pay the Executive the Termination Benefits and a lump sum payment equal to the annual Base Salary amount in effect on the date that the Sale of the Company has been completed.

                    (f) VOLUNTARY TERMINATION BY THE EXECUTIVE. If the Executive's employment with Genesee is terminated by his Voluntary Termination, then Genesee shall pay the Executive the Termination Benefits.

                    (g) PAYMENT OF TERMINATION BENEFITS AND OTHER AMOUNTS. All Termination Benefits and lump sum payments shall be due and payable within forty-five (45) days after the Date of Termination. Upon making such payments, Genesee shall have no further liability hereunder, other than for the installment payments pursuant to Sections 7(b) and (d).

                 8. RESTRICTIVE COVENANTS.

                    (a) CERTAIN ACTIVITIES DURING EMPLOYMENT. Except with the prior written consent of the MCC and the President, the Executive will not during the Term undertake or engage in any other employment, occupation or business enterprise other than one in which he is an inactive investor. This provision shall not be deemed to preclude (i) the Executive from serving on the Board of Directors of a reasonable number of other corporations upon the advance notice to the President, or (ii) membership in professional societies or trade associations or lecturing or the acceptance of honorary positions, in all cases, that are incidental to his employment by Genesee and which are not adverse or antagonistic to Genesee, its business or prospects, financial or otherwise. The Executive will also not acquire, assume or participate in, directly or indirectly, any position, investment or interest adverse or antagonistic to Genesee, its business or prospects, financial or otherwise, or take any action towards any of the foregoing. Further, during the Term, except on behalf of Genesee or its subsidiaries, the Executive will not, directly or indirectly, whether as an officer, director, Executive, stockholder, partner, proprietor, associate, representative or otherwise, become or be interested in any other person, corporation, firm, partnership or other entity whatsoever which directly competes with Genesee, in any part of the world, in any line of business engaged in (or which Genesee has made plans to be engaged in) by Genesee; provided, however, that anything above to the contrary notwithstanding, Executive may own, as an inactive investor, securities of any

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competitor corporation, so long as his holdings in any one such corporation shall not in the aggregate constitute more than one percent (1 %) of the voting stock of such corporation.

                    (b) UNAUTHORIZED DISCLOSURE. During the Term and for a two
(2) year period thereafter, the Executive shall not, without the written consent of the Board or a person authorized thereby, disclose to any person, other than an employee of Genesee (or its subsidiaries) or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an employee of Genesee, any confidential information obtained by him while in the employ of Genesee with respect to any of Genesee's customers, suppliers, creditors, lenders or investment bankers or methods of brewing, distribution or marketing; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by Genesee.

                    (c) NON-SOLICITATION OF EMPLOYEES. While employed by Genesee and for a period of two (2) years thereafter if Executive receives the payment by Genesee provided for in paragraph 7(d) above, the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of Genesee, unless such employee or former employee has not been employed by Genesee for a period in excess of six (6) months.

                    (d) BOOKS AND RECORDS. All books, records, accounts and similar repositories of confidential information of Genesee, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of Genesee and shall be returned immediately to Genesee upon termination of this Agreement or upon the Board's or President's request at any time.

                    (e) INJUNCTION. It is recognized and hereby acknowledged by Genesee and the Executive that a breach by the Executive of any of the agreements contained in this Section 8 may cause irreparable harm or damage to Genesee, or its subsidiaries, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive and Genesee agree that Genesee and any of its subsidiaries shall be entitled to an injunction issued by any court of competent jurisdiction enjoining and restraining any and all violations of such agreements by the Executive or his associates, affiliates, partners or agents, and that such right to an injunction shall be cumulative and in addition to whatever other remedies Genesee may possess.

                 9. GENERAL TERMS.

                    (a) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their personal representatives, and permitted successors and assigns. A "successor" of Genesee includes any entity which succeeds to the operations or assets of Genesee, whether by merger, asset transfer, change of control or otherwise.

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                    (b) ASSIGNMENT. This Agreement may not be assigned, in whole or in part, by any party hereto without the prior written consent of the other party, except such consent shall not be required with respect to any "successor" of Genesee.

                    (c) ENTIRE AGREEMENT. This Agreement contains the entire understanding between or among the parties hereto and supersedes any prior understanding, memoranda or other written or oral agreements between or among any of them respecting the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between or among any of the parties relating to the subject matter of this Agreement which are not fully expressed herein.

                    (d) MODIFICATIONS; WAIVER. No modification or waiver of this Agreement or any part hereof shall be effective unless in writing and signed by the party or parties sought to be charged therewith. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. No waiver of any breach or condition of this Agreement by or with respect to any party hereto shall be deemed to be a waiver of the same breach or condition with respect to any other party hereto. No course of dealing between or among any of the parties hereto will be deemed effective to modify, amend or discharge any part of their Agreement or the rights or obligations of any party hereunder.

                    (e) PARTIAL INVALIDITY. If any provision of this Agreement shall be held invalid or unenforceable by competent authority, such provision shall be construed so as to be limited or reduced to be enforceable to the maximum extent compatible with the law as it shall then appear. The total invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                    (f) NOTICES. Unless otherwise provided in this Agreement, any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given (i) upon hand delivery, or (ii) on the third day following delivery to the U.S. Postal Service as certified or registered mail, return receipt requested and postage prepaid, or (iii) on the first day following delivery to a nationally recognized United States overnight courier service, fee prepaid, return receipt or other confirmation of delivery requested. Any such notice or communication shall be delivered or directed to a party at its address set forth above or at such other address as may be designated by a party in a notice given to all other parties hereto in accordance with the provisions of their paragraph.

                    (g) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York pertaining to contracts made and to be wholly performed within such state, without taking into account conflicts of laws principles.

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                    (h) EFFECT OF TERMINATION. Unless otherwise specifically
agreed in writing, the terms of Paragraphs 7, 8 and 9 shall survive any termination, cancellation, repudiation or rescission of this Agreement, and under such circumstances Executive and the Company may continue to enforce such terms as if this Agreement were otherwise in full force and effect.

                    (i) HEADINGS. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                    (j) FAIR MEANING. This Agreement shall be construed according to its fair meaning, the language used shall be deemed the language chosen by the parties hereto to express their mutual intent, and no presumption or rule of strict construction will be applied against any party hereto.

                    (k) GENDER. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms and the singular of nouns, pronouns and verbs shall include the plural and vice versa.

                    (I) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of said counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of February 15, 2000.


                            GENESEE CORPORATION

                            By:  /s/ Samuel T. Hubbard, Jr.
                                 ---------------------------------------------
                                   Samuel T. Hubbard, Jr.
                                        President


                            The Executive

                            /s/ Karl D. Simonson
                            --------------------------------------------------
                                  Karl D. Simonson